                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy         [  ] Confidential For Use of the Commission
    Statement                      Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy          [  ] Definitive Additional
    Statement                      Materials

[ ] Soliciting Material Under Rule 14a-12

--------------------------------------------------------------------------------

                                 BLUE ZONE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

--------------------------------------------------------------------------------

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement no.:

         (3) Filing Party:

         (4) Date Filed:

--------------------------------------------------------------------------------

                                [BLUE ZONE LOGO]

BLUE ZONE, INC.
329 RAILWAY STREET, 5TH FLOOR
VANCOUVER, BRITISH COLUMBIA
CANADA V6A 1A4

June 15, 2001

Dear Stockholder:

I am pleased to invite you to the Annual Meeting of Stockholders of Blue Zone, Inc. The meeting will be held on Wednesday, July 18, 2001, starting at 9:00 a.m., Pacific Daylight Time, in the Crystal Ballroom at the Empire Landmark Hotel, , 1400 Robson Street Vancouver, British Columbia, Canada.

Important information concerning the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The business to be conducted at the meeting includes the election of our directors, approval of a proposal to allow the Company's Board of Directors to effect a reverse split of our common stock at a later date, in their discretion and as they may deem appropriate, ratification of the appointment of KPMG LLP as independent auditors for the Company for the 2001 fiscal year, and consideration of any other matter that may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on June 19, 2001 as the record date for determining those stockholders who are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Your vote is important. Registered stockholders can vote their shares by mailing back the accompanying proxy card. Voting by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Mailing your completed proxy card will not prevent you from voting in person at the Annual Meeting if you wish to do so.

Our Board of Directors and members of management look forward to meeting personally those stockholders who attend the Annual Meeting.

A copy of our Annual Report to Stockholders for the year ended December 31, 2000 is included in this mailing to all stockholders entitled to notice of and to vote at the Annual Meeting.

Sincerely yours,
/s/ BRUCE WARREN
Bruce Warren
President and Chief Executive Officer

                                 BLUE ZONE, INC.
                          329 RAILWAY STREET, 5TH FLOOR
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA, V6A 1A4

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 18, 2001

To the Stockholders of BLUE ZONE, INC.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Blue Zone, Inc., a Nevada corporation, will be held in the Crystal Ballroom at the Empire Landmark Hotel, 1400 Robson Street, Vancouver, British Columbia, Canada, on Wednesday, July 18, 2001, at 9 a.m., Pacific Daylight Time, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect six members to our Board of Directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

     2. APPROVAL OF A PROPOSAL AUTHORIZING THE BOARD OF DIRECTORS IN THEIR DISCRETION AND AS THEY MAY LATER DEEM APPROPRIATE TO EFFECT A REVERSE STOCK SPLIT. To provide the Board of Directors discretion to consolidate the share capital of the Company within defined parameters, as deemed appropriate by the Board.

     3. RATIFICATION OF INDEPENDENT AUDITORS. To ratify the appointment of KPMG LLP as independent auditors for the Company for the 2001 fiscal year.

     4. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors has fixed the close of business on June 19, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO BY REVOKING YOUR PROXY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

By Order of the Board of Directors

Bruce Warren
President and Chief Executive Officer

Vancouver, British Columbia, Canada
June 15, 2001

                                 BLUE ZONE, INC.
                          329 RAILWAY STREET, 5TH FLOOR
                           VANCOUVER, BRITISH COLUMBIA
                                 CANADA, V6A 1A4

                                 PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished to the stockholders of Blue Zone, Inc., a Nevada corporation, in connection with the solicitation by our Board of Directors of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders to be held on Wednesday, July 18, 2001 at 9 a.m., Pacific Daylight Time, in the Crystal Ballroom at the Empire Landmark Hotel, , 1400 Robson Street, Vancouver, British Columbia, Canada, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (1) delivering to us (to the attention of our Chief Financial Officer) a written notice of revocation or a duly executed proxy bearing a later date or (2) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

The solicitation of proxies will be conducted primarily by mail, and we will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of our common stock, par value $.001 per share. In addition to the solicitation of proxies by mail, we may solicit proxies by personal interview, telephone or by facsimile through our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on June 19, 2001 has been fixed as the record date for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. As of June 19, 2001, there were 24,539,350 shares of our common stock outstanding and entitled to vote at the Annual Meeting, held by approximately 2,200 stockholders of record. The presence at the Annual Meeting of a majority, or at least 12,269,675 of these shares of our common stock, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of shares of our common stock issued and outstanding on the June 19, 2001 is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting.

If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to us in time to be voted at the Annual Meeting, the shares it represents will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining a quorum, but as not voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our By-Laws authorize the number of directors to be not less than one or more than nine. Our Board of Directors currently consists of six members.

At the Annual Meeting, our stockholders will elect six directors, who will serve a one-year term until the annual meeting of stockholders to be held in 2002 and until a successor is elected or appointed and qualified or until such director's earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. Our Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Nevada corporation law, assuming the presence of a quorum, six directors will be elected from among those persons duly nominated for such positions by a majority of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy.

INFORMATION CONCERNING NOMINEES

Certain information about each of the nominees is set forth below. Each director has served continuously as one of our directors since the last Annual Meeting.



NAME                                        AGE    POSITION
----                                        ---    --------
F. Michael P. Warren(1)(2)..............     65    Chairman of our Board of Directors

Bruce Warren(2).........................     35    President and Chief Executive Officer
                                                   and Director

Jamie Ollivier..........................     37    Executive Creative Director and Director

Tryon Williams(1)(3)....................     60    Director

David Thomas(3).........................     55    Director

Jay Shecter(1)(2)(3)....................     57    Director

(1)    Member of our Compensation Committee.
(2)    Member of our Finance Committee.
(3)    Member of our Audit Committee.

BUSINESS EXPERIENCE

F. MICHAEL P. WARREN, Q.C. has been our Chairman since October 8, 1999. Mr. Warren is the founder and chairman of Warren Capital Limited, a venture capital Company with holdings in industrial and technological companies, and has served as its chairman since March 1998. From January 1991 to March 1998, Mr. Warren was chairman of International Murex Technologies Corporation, a medical diagnostics company, which was sold to Abbott Laboratories in March 1998. F. Michael P. Warren is the father of Bruce Warren.

BRUCE WARREN has been our Chief Executive Officer and a Director since October 8, 1999. Mr. Warren assumed the additional role of President effective May 1, 2001. Mr. Warren co-founded our subsidiary, Blue Zone Productions Ltd., and has served as its President since 1992. Mr. Warren created and programmed our software prototype, MediaBZ(TM), and is primarily responsible for the strategic vision of the Company and negotiating agreements with our potential clients. Bruce Warren is the son of F. Michael P. Warren.

JAMIE OLLIVIER was our President from October 8, 1999 until April 30, 2001 and has been a Director since October 8, 1999. Effective May 1, 2001, Mr. Ollivier became our Executive Creative Director. Mr. Ollivier co-founded our Blue Zone Productions Ltd. subsidiary and has served as its creative director from 1994 to the present. From January 1991 to January 1993, Mr. Ollivier was secretary of Balancetech, Inc., a software development firm, which he also co-founded.

TRYON M. WILLIAMS has served as one of our Directors since October 8, 1999. Since 1984, Mr. Williams has served as a principal of Tarpen Research Corporation, a private consulting firm, and since 1993, he has been an Adjunct Professor, Faculty of Commerce and Business Administration at the University of British Columbia. From 1988 to 1991, he was President and Chief Executive Officer of Distinctive Software, Inc. in Vancouver, BC, and, upon the acquisition of that company by Electronic Arts Inc., North America's largest publisher of entertainment software, he became President and Chief Executive Officer of Electronic Arts (Canada) Inc., where he continued until 1993. Since 1993, Mr. Williams has also been the Managing Partner of CEG, AVC and PEG Partnerships, created to invest in entertainment software worldwide. Mr. Williams is a director of YMBiosciences, Inc., Appereo Software Inc., CellStop International Limited and several other private corporations.

DAVID THOMAS has served as one of our Directors since October 8, 1999. In 1997, Mr. Thomas founded Bedarra Corporation, a privately-held management and technology consulting company, and has served as its President since 1998. From 1991 to 1998, Mr. Thomas was President and Chief Executive Officer of Object Technology International, a technology company, which he also founded. Mr. Thomas was a professor of engineering at Carleton University from 1983 to 1991.

JAY SHECTER has served as one of our Directors since January 1, 2000. From January 1, 2000 to June 15, 2000, Mr. Shecter served as our Treasurer. From March 1997 to December 1999, Mr. Shecter was a vice president in charge of strategic sourcing for the Universal Studios subsidiary of The Seagram Company Ltd. From July 1992 to February

1997, Mr. Shecter was a senior vice president and chief financial officer for Chivas-Glenlivet Group, that company's Global Whisky Group.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

EXECUTIVE OFFICERS

As of the date of this Proxy Statement, other than Messrs. Bruce Warren and Jamie Ollivier, we have one additional executive officer who is identified below, together with information regarding the business experience of such officer. Information regarding the business experience of Messrs. Bruce Warren and Jamie Ollivier is set forth above in Proposal No. 1 under the heading "Information Concerning Nominees." Each executive officer is elected annually by our Board of Directors and serves at the pleasure of our Board.

NAME                                       AGE    POSITION
----                                       ---    --------
Jeremy Black, C.A.......................    34    Chief Financial Officer

BUSINESS EXPERIENCE

JEREMY BLACK has been our Chief Financial Officer since May 1, 2001. Prior to that, Mr. Black was our Corporate Controller and Director of Finance, from January 2, 2001. Prior to joining the Company, Mr. Black worked for Intrawest Corporation, a large, publicly-held resort development and operation company, where he held the position of Director, Financial Development. From September 1991 until July 1999, Mr. Black worked at KPMG LLP in Vancouver, most recently as a Senior Manager in their assurance practice, specializing in US and Canadian public company securities transactions. Mr. Black is a Chartered Accountant.

COMMITTEES OF OUR BOARD OF DIRECTORS

AUDIT COMMITTEE Our Audit Committee, which currently consists of Messrs. Shecter, Thomas and Williams, recommends the appointment of our independent public accountants, reviews and approves the scope of our annual audit, and reviews the results thereof with our independent accountants. Our Audit Committee also assists our Board of Directors in fulfilling its fiduciary responsibilities relating to accounting and reporting policies, practices and procedures, and reviews the continuing effectiveness of our business ethics and conflicts of interest policies.

COMPENSATION COMMITTEE Our Compensation Committee, which currently consists of Messrs. Shecter, Williams and F. Michael P. Warren, recommends to our Board of Directors the salaries, bonuses and stock awards received by our executive officers. Our Compensation Committee is also responsible for administering our 1999 Stock Option Plan. Our Compensation Committee determines the recipients of awards, sets the exercise price and number of shares granted, and determines the terms, provisions and conditions of rights granted.

FINANCE COMMITTEE Our Finance Committee, which consists of Messrs. Shecter, F. Michael P. Warren and Bruce Warren, reviews and approves our annual capital budget and our long-term financing plans. Our Finance Committee oversees the implementation of personnel and systems to manage the financial reporting needs of our business. When applicable, our Finance Committee also oversees our credit facilities, insurance coverage, investments, and commercial and investment banking relationships.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee and none of our executive officers has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

DIRECTOR COMPENSATION

Directors currently do not receive cash compensation for their services as members of the Board of Directors, although members are reimbursed for expenses in connection with attendance at Board of Director, committee, and specific Blue Zone business meetings. Directors are eligible to participate in our 1999 Stock Option Plan. Option grants to directors are at the discretion of the Compensation Committee, and we have no specific plans regarding amounts to be granted to our directors in the future.

PROPOSAL NO. 2
TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO OF UP TO ONE-FOR-FIVE

The Board has unanimously adopted a resolution approving, and recommending to the Company's stockholders for their approval, a proposal to authorize a reverse stock split of the shares of Common Stock of the Company at a ratio of up to one-to-five, as determined by the Board to be in the best interests of the Company (the "Reverse Stock Split"), or to abandon the Reverse Stock Split. The Board believes that approval of a range of reverse split ratios, rather than approval of a specific reverse split ratio, provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. The Reverse Stock Split will be effected by reducing the number of authorized shares of Common Stock, and correspondingly decreasing the number of issued and outstanding shares of Common Stock, by the ratio determined by the Board to be in the best interests of the Company, but will not increase the par value of the Common Stock.

REASONS FOR THE REVERSE STOCK SPLIT

The Company's Common Stock is currently listed on the Nasdaq SmallCap Market. The continued listing requirements of the Nasdaq SmallCap Market require, among other things, that our Common Stock maintain a closing bid price in excess of $1.00 per share. The Company was advised by Nasdaq on February 21, 2001 that the Company had failed to maintain a minimum bid price of $1.00 per share over the previous 30 consecutive trading days as required by the continued listing requirements. In accordance with Nasdaq rules, the Company was provided 90 calendar days, until May 23, 2001, to regain compliance with the minimum bid requirement for continued listing. The Company was advised by Nasdaq on May 24, 2001 that it did not demonstrate its ability to sustain compliance within the 90-calendar-day grace period, and that the Company's Common Stock would be delisted on the opening of business on June 1, 2001. 2001. On May 30, 2001, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the "Panel"). Pending a written determination by the Panel, the delisting action will be stayed in accordance with Nasdaq rules.

The purpose of the Reverse Stock Split is to attempt to increase the market price of our Common Stock. The Board intends to effect a reverse split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our Common Stock and improve the likelihood that the Company will be allowed to maintain its listing on the Nasdaq National Market. The Reverse Stock Split will be effected at a ratio ranging up to one-to-five, at the Board's sole discretion. In determining the ratio of the Reverse Stock Split, the Board will assess numerous factors including, but not limited to, analysis of the most recent fiscal quarter of the Company and general economic conditions, and will place emphasis on the closing price of the Common Stock on the days immediately preceding the day on which the Reverse Stock Split may be effected. The judgment of the Board about the ratio shall be conclusive.

If the trading price of our Common Stock increases without a Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of our Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split Common Stock can be maintained above $1.00 or that our Common Stock will not be delisted from the Nasdaq SmallCap Market for other reasons.

If the stockholders approve the Reverse Stock Split at the Annual Meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the Board that the Reverse Stock Split (in a ratio determined by the Board within the limits set forth herein) is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split. As the Reverse Stock Split will not involve cash payments in lieu of fractional shares, stockholder approval of the Reverse Stock Split is not required by Nevada law or the provisions of the Company's Articles of Incorporation and By-Laws. However, the Board is submitting the Reverse Stock Split proposal to the stockholders as a matter of good corporate practice.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

Pursuant to the Reverse Stock Split, each holder of Common Stock ("Old Common Stock") immediately prior to the effectiveness of the Reverse Stock Split will become the holder of fewer shares of Common Stock ("New Common Stock") after consummation of the Reverse Stock Split.

Although the Reverse Stock Split will not, by itself, have an impact upon the Company's assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of the Common Stock. The Board believes that this risk is outweighed by the benefits of the continued listing of the Common Stock on the Nasdaq SmallCap Market.

If a reverse stock split is later approved by the Board, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Based on 24,539,350 shares of Common Stock outstanding as of June 19, 2001, the following table reflects the approximate percentage reduction in the outstanding shares of Common Stock and the approximate number of shares of Common Stock that would be outstanding as a result of the Reverse Stock Split:

    Proposed Reverse Stock Split     Percentage Reduction     Shares to be Outstanding
    ----------------------------     --------------------     ------------------------
              1-for 2                        50%                     12,269,675
              1-for-3                        67%                     8,179,783

              1-for-4                        75%                     6,134,838
              1-for-5                        80%                     4,907,870


All outstanding options, warrants, rights and convertible securities will be appropriately adjusted, as required by their terms, for the Reverse Stock Split automatically on the Effective Date. The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company except for those stockholders who would receive an additional share of Common Stock in lieu of fractional shares. None of the rights currently accruing to holders of the Common Stock, options or warrants to purchase Common Stock, or securities convertible into Common Stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Old Common Stock. The Reverse Stock Split also will have no effect on the par value of the Common Stock.

SHARES OF COMMON STOCK ISSUED AND OUTSTANDING

With the exception of the number of shares authorized and the number of shares issued and outstanding, the rights and preferences of the shares of Common Stock prior and subsequent to any Reverse Stock Split will remain the same. After the effectiveness of any Reverse Stock Split, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of the Company's stockholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

Holders of the Common Stock have no preemptive or other subscription rights.

EFFECTIVENESS OF THE REVERSE STOCK SPLIT

The Reverse Stock Split, if approved by the Company's stockholders, will become effective (the "Effective Date") upon the filing with the Secretary of State of the State of Nevada of a certificate in prescribed form setting forth, among other things, the split ratio to be determined by the Board. Assuming the stockholders approve the Reverse Stock Split, the exact timing of the filing of such certificate will be determined by the Board based upon its evaluation about when such action will be most advantageous to the Company and its stockholders, and the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders.

Commencing on the Effective Date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. As soon as practicable after the Effective Date, stockholders will be notified about the effectiveness of the Reverse Stock Split and instructed about how and when to surrender their certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock. The Company intends to use American Stock Transfer & Trust Company as its exchange agent in effecting the exchange of certificates following the effectiveness of any Reverse Stock Split.

FRACTIONAL SHARES

The Company will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share which results from the Reverse Stock Split will be rounded up to the next whole share.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material anticipated United States federal income tax consequences relevant to the exchange of Old Common Stock for New Common Stock pursuant to the Reverse Stock Split, which are generally applicable to holders of Old Common Stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change and differing interpretation. Any such change, which may or may not be retroactive, could alter the United States federal income tax consequences to holders of Old Common Stock as described herein.

Holders of Old Common Stock should be aware that this discussion does not deal with all United States federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks or other financial institutions, insurance companies, mutual funds or tax exempt organizations, shareholders who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Old Common Stock as capital assets within the meaning of Section 1221 of the Code, who acquired their Old Common Stock in connection with stock option or stock purchase plans or in other compensatory transactions or who hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction. The following discussion does not address the United States federal income tax consequences of the Reverse Stock Split to holders of Company options, warrants or other stock rights or convertible instruments. The following discussion does not address the tax consequences of the Reverse Stock Split under foreign, state or local tax laws.

Subject to the qualifications and limitations herein, no gain or loss will be recognized for United States federal income tax purposes by holders of Old Common Stock who exchange their shares of Old Common Stock solely for shares of New Common Stock (including shares received in lieu of fractional shares) in the Reverse Stock Split. The aggregate tax basis of the New Common Stock received by a holder of Old Common

Stock in the Reverse Stock Split will be the same as the aggregate tax basis of the Old Common Stock surrendered. The holding period of the New Common Stock received by a holder of Old Common Stock in the Reverse Stock Split will include the period for which the surrendered Old Common Stock was held. No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, HOLDERS OF OLD COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE LAW.

APPRAISAL RIGHTS

No appraisal rights are available under Nevada law or under the Company's Articles of Incorporation or By-Laws to any stockholder who dissents from the proposal to approve the Reverse Stock Split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally. Although the nature and extent of such rights or actions are uncertain and may vary depending upon the facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

REQUIRED VOTE

THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OUTSTANDING COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE FOREGOING PROPOSAL.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO EFFECT A REVERSE SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO OF UP TO ONE-FOR-FIVE.



PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board has selected KPMG LLP to audit the financial statements of the Company for the fiscal year ended December 31, 2001. This nomination is being presented to the stockholders for ratification at the Annual Meeting. KPMG LLP has audited the

Company's financial statements since December 1999. A representative of KPMG
LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

In December 1999, the Company selected KPMG LLP as our principal independent auditors to replace David E. Coffey, Certified Public Accountant. Mr. Coffey was dismissed in December 1999 in accordance with a recommendation approved by the Company's Board of Directors. In connection with the audit of the financial statements for the fiscal years ended December 31, 1997 and 1998 of what was then Western Food Distributors, Inc., there were no disagreements with David E. Coffey, Certified Public Accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of David E. Coffey, Certified Public Accountant, would have caused them to make reference to the matter in their report. The report of David E. Coffey, Certified Public Accountant on the financial statements of Western Food for the fiscal years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

FEES BILLED TO THE COMPANY BY KPMG LLP DURING FISCAL 2000

Audit Fees

Audit fees billed to the Company by KPMG LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $44,826.

Financial Information Systems Design and Implementation Fees

The Company did not engage KPMG LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees

Fees billed to the Company for all other non-audit services rendered to the Company by KPMG LLP during the Company's fiscal year ended December 31, 2000, including tax related services, totaled $43,314.

Stockholder ratification of the selection of KPMG LLP as the Company's independent public accountants is not required by the Company's By-Laws or any other applicable legal requirement. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED; RECOMMENDATION OF BOARD

Subject to the statements made in the preceding paragraph, the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

The following table describes the compensation the Company paid to our Chief Executive Officer and our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2000 and who were serving as executive officers at the end of that fiscal year (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                           ----------------------------------      ---------------------------
                                                                   RESTRICTED      SECURITIES     ALL OTHER
NAME AND                                         OTHER ANNUAL      STOCK           UNDERLYING     COMPENSATION
PRINCIPAL                  SALARY      BONUS     COMPENSATION      AWARDS          OPTIONS/       ($)
POSITION          YEAR     ($) (1)     ($)       ($)               ($)             SARS (#)
--------          ----     -------     -----     ------------      ------------    -----------    ------------
Bruce Warren -    2000     120,000         -             -               -           500,000           -
CEO               1999      40,000         -             -               -           500,000           -

Jamie Ollivier    2000     120,000         -             -               -           500,000           -
- President       1999      40,000         -             -               -           500,000           -

Catherine         2000     100,000         -             -               -           200,000           -
Warren - COO      1999      29,000         -             -               -           100,000           -

----------

(1) All of the compensation paid to the Named Executive Officers is paid through the Company's subsidiary, Blue Zone Entertainment Inc. for services rendered as executives of all of the Blue Zone group of companies. See additional discussion in Employment Arrangements section of this Proxy Statement.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

The following table sets forth all stock options granted to Named Executive Officers during the fiscal year ended December 31, 2000, all of which were granted pursuant to our 1999 Stock Option Plan. No stock options were exercised by any of our executive officers during the fiscal year ended December 31, 2000.

                                                                                       Potential Realizable Value at
                                                                                       Assumed Annual Rates of Stock
                                                                                       Price Appreciation for the
                                            Individual Grants                          Option Period (2)
                       -----------------------------------------------------------     ------------------------------
                       Number of
                       Securities       Percent of Total   Exercise
                       Underlying       Options Granted    or Base
                       Options          to Employees in    Price Per    Expiration
Name                   Granted          Fiscal Year (1)    Share        Date                5%              10%
----                   ----------       ----------------   ---------    ----------     -------------- ---------------
Bruce Warren             500,000            23.9%            $7.44      11/9/2009         $2,051,000     $5,052,000

Jamie Ollivier           500,000            23.9%            $7.44      11/9/2009         $2,051,000     $5,052,000

Catherine Warren         100,000             4.8%            $7.44      11/9/2009           $410,000     $1,010,000
                         100,000             4.8%            $5.00      11/9/2009           $276,000       $679,000

----------

(1) Based upon options to purchase an aggregate of 2,089,500 shares of our common stock granted in 2000.

(2) In accordance with the rules of the Securities and Exchange Commission, shown is the potential realizable value over the term of the option, the period from the grant date to the expiration date, giving effect to an assumed price of $7.44 per share for all of the options granted, except the options granted to Catherine Warren with an exercise price of $5.00, which give effect to an assumed price of $5.00 per share, (the fair market value on the date of grant) and based on an assumed rate of stock appreciation of 5% and 10%, compounded annually. These rates are mandated by the Securities and Exchange Commission and do not represent our estimate of our future common stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.


OPTION GRANTS TO DIRECTORS AND OFFICERS

During the year ended December 31, 2000, we granted options to Jay Shecter to purchase 150,000 shares of common stock. The options have an exercise price of $5.00 per share and expire on November 10, 2009. We also granted options to each of Bruce Warren and Jamie Ollivier to purchase 500,000 shares of our common stock. These options have an exercise price of $7.44 and terminate on November 10, 2009.

During the year ended December 31, 1999, we granted options to each of F. Michael P. Warren, David Thomas, and Tryon Williams to purchase 150,000 shares of common stock. The options have an exercise price of $5.00 per share and expire on November 10, 2009. We also granted options to each of Bruce Warren and Jamie Ollivier to purchase 500,000 shares of our common stock. These options have an exercise price of $5.00 and terminate on November 10, 2009.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

As of January 1, 2000, our Blue Zone Entertainment Inc. subsidiary entered into employment agreements with Bruce Warren, to serve as Chief Executive Officer, Jamie Ollivier, to serve as President, and Catherine Warren to serve as Chief Operating Officer. Effective May 1, 2001, Bruce Warren assumed the role of President and Chief Executive Officer, Jamie Ollivier assumed the role of Executive Creative Director, and Catherine Warren resigned from the Company. The January 1, 2000 agreements remain in effect for Messrs. Bruce Warren and Jamie Ollivier, and have been amended to provide for reduced annual salaries of not less than $60,000 each for Messrs. Bruce Warren and Jamie Ollivier effective May 1, 2001. The salaries are paid by Blue Zone Entertainment Inc., as the operating company in the Blue Zone group of companies, for executive services to all of the companies in the Blue Zone group.

The salaries for the Named Executive Officers who remain executives of the Company are set by the Company's Compensation Committee, which may increase the annual salaries for the preceding year upon review of the executive's performance. Under the agreements, the executives are entitled to receive incentive compensation based upon the achievement of performance goals to be established jointly by the executive and the Compensation Committee. If the executive achieves the performance goals, the executive will receive a bonus equal to 50% of the executive's annual salary. If the executive exceeds the performance goals by an amount agreed upon by the executive and the Compensation Committee, then the executive may receive a bonus of up to an additional 100% of the executive's annual salary, for a total bonus of 150% of the executive's salary. No executive received any incentive compensation during the year 2000.

The employment agreements do not specify a term of employment. However, the executive's employment with us may be terminated if (a) the executive is convicted of a felony or any other criminal offense which has a material adverse effect on us or the executive's ability to carry out his duties of employment;
(b) the executive willfully commits acts materially detrimental to our business or reputation; (c) there is any material breach of any of the executive's covenants or fiduciary duties as specified in the employment agreement which is not capable of being cured by the executive or, if capable of being cured, which is not cured by the executive within 15 days following written notice thereof from our Board of Directors; or (d) the executive knowingly fails to follow specific directives of our Board of Directors consistent with his duties.

The executive's employment with us may be terminated if the executive suffers a physical or mental condition, other than pregnancy, which results in the executive's absence from his employment duties for a period of ninety (90) or more consecutive days. If the employment of any of the executives is terminated under such circumstances, the executive shall be entitled to 180 days of severance pay at full salary from the date the executive is deemed to have such disability less any amounts received by the executive from disability insurance. Alternatively, the executive's employment with us may be terminated upon the death of the executive. If the employment of any of the executives is terminated by reason of death, the Company shall pay the balance of the monies due under the agreement to the estate or beneficiaries of the decreased executive.

An executive's employment may also be terminated at the sole discretion of the Board of Directors. In such circumstances, however, we are required to pay the executive two years of severance pay at full salary plus one year of any incentive or bonus compensation required to be paid to the executive and, in such an event, the executive is not required to mitigate damages.

The employment agreements with Messrs. Bruce Warren and Jamie Ollivier provide that each of them shall be nominated for election to our Board of Directors. In addition, we agreed that, while employed with us, Messrs. Bruce Warren and Jamie Ollivier would each serve as members of the Executive Committee of our Board of Directors, when and if established, along with the Chairman of the Board.

Under the agreements, the executives are entitled to receive certain additional benefits. The executives may participate in our present and future stock option, benefit and deferred compensation plans. In addition, we are required to reimburse the executives for their club and professional society membership dues and monthly charges, the costs of their financial, tax and estate planning, and an automobile allowance. Under the employment agreements, we are also required to reimburse each executive for: (i) travel, meals and lodging expenses incurred when the executive's spouse travels with the executive on business for more than 15 days; (ii) childcare expenses incurred for the executive's pre-school children when the executive's nanny or babysitter accompanies the executive on business travel; or (iii) expenses incurred for home-based childcare for the executive's pre-school children when the executive travels on our behalf. In addition, if any executive is required to include any of these benefits as income for purposes of federal or provincial tax, we will reimburse the executive for any and all taxes paid.

Under the employment agreements, we retain all proprietary and intellectual property rights in everything created, developed or conceived by the executives while employed with us. In addition, so long as any executive is employed with us, the executive is bound by non-competition and non-solicitation covenants. During the term of employment and for one year thereafter, the executive is prohibited from directly competing with us in any management capacity in any phase of our business in any geographic area throughout the world in which we presently market our products and services. If we begin to market our products and services in new countries, the prohibition is amended automatically to include those new geographic areas and, if we cease to market our products and services in a particular geographic area, that area is no longer prohibited after six months. During the term of employment and for two years thereafter, the executive is prohibited from soliciting business or customers that the executive serviced while employed with us and may not solicit or attempt to solicit any of our employees.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

SCOPE OF THE COMMITTEES' WORK

The Compensation Committee of the Company's Board of Directors has the authority and responsibility to establish the overall compensation strategy for the Company, including salary and bonus levels, to administer the stock option and benefit plans and to review and make recommendations to our Board with respect to the compensation of the Company's executive officers. The current members of the Compensation Committee are Messrs. Shecter, Williams and F. Michael P. Warren, each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee was established in December 1999.

EXECUTIVE COMPENSATION PHILOSOPHY AND POLICIES

The Company's overall compensation philosophy is to provide a total compensation package that is competitive and enables the Company to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote our short and long-term financial performance and growth.

The Compensation Committee recognizes the critical role our executive officers have played in the significant growth and success realized to date and will continue to play in our future prospects. Accordingly, the Company's executive compensation policies are designed to (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon our financial performance, (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee's understanding of competitive compensation for similarly situated executives in our industry.

EXECUTIVE COMPENSATION

BASE SALARY. Salaries for executive officers for 2000 were generally determined by our Board of Directors on an individual basis at the time of hiring. For 2001, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

BONUS. Until the formation of the Compensation Committee, the Company had no formal bonus plan. None of our executives received cash bonuses for their services to us in 2000. However, a total of 1,150,000 stock purchase options were granted as a bonus to certain of the Company's executives and directors for their service in fiscal 2000. In the future, the amount of cash bonuses paid to executives will based upon the financial results of the Company and certain provisions of the employment agreements of certain executives.

LONG-TERM INCENTIVE AWARDS. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of the Company's stockholders and encourages executives to remain in the Company's employ. We grant stock options in accordance with our option plan. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives, and industry practices and norms.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

Mr. Bruce Warren, who has served as the Company's President and Chief Executive Officer since May 1, 2001 and, prior to that, as our Chief Executive Officer since October 1999, was paid a salary of $120,000 for his services in 2000. He was not paid a cash bonus but during the year was granted options to purchase 500,000 shares of our common stock at the then fair market value of the Company's common stock at the date of the grant.

In January 2000, we entered into an Employment Agreement with Mr. Bruce Warren (see "Employment and Non-Competition Agreements" above) pursuant to which he serves as Chief Executive Officer. Effective May 1, 2001, this Employment Agreement has been amended to provide that Mr. Warren will serve as President and Chief Executive Officer at a reduced annual salary of not less than $60,000. Mr. Warren's salary and other compensation and the terms of his employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in our industry and in recognition of Mr. Warren's unique skills and importance to us.

INTERNAL REVENUE CODE SECTION 162(M) LIMITATION

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to the Company's executive officers in 2000 did not exceed the $1 million limit per officer. Subject to stockholder approval, the 1999 Stock Option Plan has been structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available there from, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee:
Jay Shecter
Tryon Williams
F. Michael P. Warren

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on The Nasdaq National Market Index and an industry index, the Chase H&Q Internet Index. The period shown commences on September 7, 1999 and ends on December 31, 2000, the end of the Company's last fiscal year. The graph assumes an investment of $100 on September 7, 1999, and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the our common stock.

                                  [LINE CHART]

COMPARISON OF A 16 MONTH CUMULATIVE TOTAL RETURN* AMONG BLUE ZONE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE CHASE H & Q INTERNET 100 INDEX

                                                       Cumulative Total Return
                                     --------------------------------------------------------------------
                                      9/7/99      9/99      12/99        3/00      6/00     9/00    12/00
                                      ------      ----      -----        ----      ----     ----    -----
BLUE ZONE, INC.                       100.00     92.71     151.05      172.63    120.08    77.93    26.97
NASDAQ STOCK MARKET (U.S.)            100.00     96.59     142.77      160.25    139.34   128.22    85.83
JP MORGAN H & Q INTERNET 100          100.00    107.11     207.35      216.58    160.67   154.56    79.78



* $100 INVESTED ON 9/7/99 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS
The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of June 12, 2001 by:

     o each person that to our knowledge beneficially owns 5% or more of our outstanding common stock;

     o    each of our directors;

     o    each of the Named Executive Officers; and

     o    all of our directors and executive officers as a group.

In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or direct the disposition of such security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 19, 2001 are deemed outstanding. Percentage of beneficial ownership is based upon 24,539,350 shares of common stock outstanding at June 19, 2001. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Blue Zone, Inc., 329 Railway Street, 5th Floor, Vancouver, British Columbia, V6A 1A4.

                                                                     Percent of Fully
                                           Number of Shares           Diluted Shares
Shareholder                               Beneficially Owned        Beneficially Owned
-----------                              --------------------      --------------------
F. Michael P. Warren.................          12,150,100(1)             41.8%
P.O. Box 772
The Valley
Anguilla, B.W.I.

Bruce Warren.........................           1,000,000(2)              3.4%

Jamie Ollivier.......................           1,000,000(2)              3.4%

Tryon M. Williams....................             150,000(3)               (4)
203 Shakespeare Tower
The Barbican
London, England, EC2Y 8DR

                                                                     Percent of Fully
                                           Number of Shares           Diluted Shares
Shareholder                               Beneficially Owned        Beneficially Owned
-----------                              --------------------      --------------------
David A. Thomas......................            150,000(3)               (4)
Suite 412
1 Stafford Road
Nepean, ON
Canada, K2H 1B9

Jay Shecter..........................            150,000(3)               (4)
1235 North Wetherly Drive
Los Angeles, CA 90069

All directors and executive officers
as a group (6 persons)...............         14,600,100(5)             50.2%

Five Percent Stockholders:

Millennium Partners L.P..............          1,800,000                 6.2%
Attn: Daniel Cardella
666 5th Avenue, NY, NY
10103

Savoy Holdings Limited...............          1,574,944(6)              5.4%
Mansion House-- Suite 2B
143 Main Street
Gibraltar

----------

(1) Includes options to purchase 150,000 shares of our common stock at $5.00 per share until November 10, 2009.
(2) Represents options to purchase 500,000 shares of our common stock at $5.00 per share until November 10, 2009 and options to purchase 500,000 shares of our common stock at $7.44 per share until November 10, 2009.
(3) Includes options to purchase 150,000 shares of our common stock at $5.00 per share until November 10, 2009.
(4)  Represents less than one percent.
(5) Includes a total of 12,000,100 shares and 2,600,000 options referred to in notes (1), (2) and (3).
(6) Includes stock purchase warrants to purchase 524,981 shares of the Company's common stock at a price of $6.75 per share. These warrants expire October 1, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Chairman of the Company's Board of Directors, F. Michael P. Warren is the father of Bruce Warren, our President and Chief Executive Officer.

At December 31, 2000 the Company had recorded accounts payable of $34,000 to our Chairman, F. Michael P. Warren, in connection with un-reimbursed travel expenses incurred during the year. As of December 31, 1999, the un-reimbursed travel expenses payable to Mr. Warren totaled $46,000. During 2000, we repaid all amounts due to Mr. Warren for un-reimbursed travel and business expenses incurred by him in 1999.

On August 10, 2000, our subsidiary, Blue Zone Productions Ltd., entered into a letter of intent with F. Michael P. Warren, who agreed to provide our subsidiary with an unsecured credit facility of up to $1,000,000. The credit facility had a maximum term of one year from the date of the agreement at an interest rate equal to LIBOR plus 2% per annum. In connection with a financing that we completed on September 8, 2000, this letter of intent was terminated.

On April 17, 2001, the Company and F. Michael P. Warren entered into a term sheet agreement, under the terms of which Mr. Warren has agreed to make available funding of up to $1 million in exchange for secured convertible debentures. The Company may draw upon this funding from time to time by authority of its Board of Directors in order to meet anticipated short-term working capital requirements. Debentures will be secured by certain of the Company's assets and will carry an interest rate of bank prime plus two percent. Each Debenture will be convertible at the option of the investor into common shares of the Company at a price per share equal to the prevailing market price on the date of issue. The Company and the lender have entered into a term sheet setting forth the principal terms of the funding and Debentures under a Secured Convertible Loan Agreement

                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company under Rule 16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, Mr. Bruce Warren, Mr. Ollivier, Mr. Black, Mr. F. Michael P. Warren, Mr. Williams, Mr. Shecter and Mr. Thomas each failed to file an initial Form 3 and have each failed to file a Form 5 for the fiscal year ended December 31, 2000.

OTHER BUSINESS

The Annual Meeting is being held for the purposes set forth in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement. Our Board of Directors is not presently aware of any other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies. The presiding officer at the Annual Meeting may determine that any stockholder proposal was not permissible under or was not made in accordance with the procedures set forth in our By-Laws or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the stockholder proposal or nomination to be considered at the Annual Meeting.

Any stockholder proposal which is intended to be presented at our 2002 Annual Meeting of Stockholders must be received at our principal executive offices at 329 Railway Street, 5th Floor, Vancouver, British Columbia, Canada, V6A 1A4
Attention: Chief Financial Officer, by no later than February 15, 2002, if such proposal is to be considered for inclusion in our proxy statement and proxy for that meeting. Stockholders who intend to bring business before the meeting must also comply with the applicable procedures set forth in our By-Laws. We will furnish copies of these By-Law provisions upon written request to our Chief Financial Officer at the aforementioned address.

It is important that your shares be represented at the Annual Meeting. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.


By Order of the Board of Directors,

/s/ Bruce Warren
-----------------------------------
Bruce Warren
Chief Executive Officer

Vancouver, British Columbia, Canada
June 15, 2001

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE BOARD OF DIRECTORS OF BLUE ZONE, INC.
                   FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 18, 2000

The undersigned stockholder of BLUE ZONE, INC., a Nevada corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 15, 2001, and the 2000 Annual Report to Stockholders, and hereby appoints Bruce Warren and Jamie Ollivier or any one of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of BLUE ZONE, INC. to be held on July 18, 2001 at 9 a.m., Pacific Standard Time, in the Crystal Ballroom at the Empire Landmark Hotel, 1400 Robson Street, Vancouver, British Columbia, Canada, and at any adjournment or adjournments thereof, and to vote all shares of common stock of BLUE ZONE, INC. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE SHARE CAPITAL CONSOLIDATION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR AND AS SAID PROXIES DEEM ADVISABLE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


1.   ELECTION OF DIRECTORS:

_____  FOR all nominees listed below  ____  WITHHOLD AUTHORITY to vote for all
(except as indicated)                       nominees listed below


If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

F. MICHAEL P. WARREN                        TRYON WILLIAMS
BRUCE WARREN                                DAVID THOMAS
JAMIE OLLIVIER                              JAY SHECTER


2. APPROVAL OF THE PROPOSAL AUTHORIZING THE BOARD OF DIRECTORS IN THEIR DISCRETION AND AS THEY MAY LATER DEEM APPROPRIATE TO EFFECT A REVERSE STOCK
SPLIT:

____  FOR                ____  AGAINST            ____  ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2001 FISCAL YEAR:

____  FOR                ____  AGAINST            ____  ABSTAIN

DATED:                              , 2001
       -----------------------------


------------------------------------------
Signature


------------------------------------------
Signature

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.